UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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THORATEC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On August 21, 2015, Thoratec issued the following press release:

THORATEC ANNOUNCES END OF “GO SHOP” PERIOD

(PLEASANTON, CA), August 21, 2015—Thoratec Corporation (NASDAQ: THOR), a world leader in mechanical circulatory support therapies to save, support and restore failing hearts, announced today the expiration of the “go shop” period included in the previously announced definitive merger agreement with St. Jude Medical.  Thoratec and its representatives solicited alternative acquisition proposals during the go shop period.  No acquisition proposals were received and the merger with St. Jude Medical is scheduled to close during the fourth quarter, subject to regulatory and shareholder approval.

About Thoratec

Thoratec is a world leader in therapies to address advanced-stage heart failure.  The company’s products include the HeartMate II® and HeartMate 3™ LVAS (Left Ventricular Assist Systems) and Thoratec® VAD (Ventricular Assist Device) with more than 20,000 devices implanted in patients suffering from heart failure.  Thoratec also manufactures and distributes the CentriMag®, PediMag®/PediVAS®, and HeartMate PHP™ product lines.  HeartMate 3 and HeartMate PHP are investigational devices and are limited by US law to investigational use.

Thoratec is headquartered in Pleasanton, California.  For more information, visit the company’s website at http://www.thoratec.com.

Thoratec, the Thoratec logo, HeartMate, and HeartMate II are registered trademarks of Thoratec Corporation and HeartMate 3, HeartMate PHP, and IVAD are trademarks of Thoratec Corporation.  CentriMag and PediMag are registered trademarks of Thoratec LLC, and PediVAS is a registered trademark of Thoratec Switzerland GmbH.

Additional Information About the Merger and Where to Find It

In connection with the proposed transaction, Thoratec will prepare a proxy statement to be filed with the SEC. When completed, a definitive proxy statement and a form of proxy will be mailed to the shareholders of Thoratec. THORATEC’S SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Thoratec’s shareholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. Thoratec’s shareholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Thoratec Corporation, Investor Relations, 6035 Stoneridge Drive, Pleasanton, California, 94588, telephone: 925-847-8600 or from Thoratec’s website, http://www.Thoratec.com.

Thoratec and its directors and officers may be deemed to be participants in the solicitation of proxies from Thoratec’s shareholders with respect to the proposed merger. Information about Thoratec’s directors and executive officers and their ownership of Thoratec’s common stock is set forth in the proxy statement for Thoratec’s 2015 annual meeting of stockholders, Thoratec’s Annual Report on Form 10-K for the fiscal year dated January 3, 2015, and the proxy statement and other relevant materials which may be filed with the SEC in connection with the transaction when and if they become available. Thoratec shareholders may obtain additional information regarding the interests of Thoratec and its directors and executive officers in the proposed merger, which may be different than those of Thoratec’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when and if filed with the SEC.

Forward-Looking Statements

The preceding paragraphs contain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “believes,” “views,” “expects,” “should,” “hopes,” “could,” “will,” “estimates,” “potential,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to shareholder and regulatory approvals, and the potential timing of the St. Jude transaction.  Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and other SEC filings. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Contact:

Neil Meyer
Senior Director of Finance and Investor Relations
Thoratec Corporation
(925) 738-0029